Registration No. _________

    As filed with the Securities and Exchange Commission on November 25, 2008
 ------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                               BALCHEM CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                    Maryland                             13-2578432
      --------------------------------------        --------------------
      (State or other jurisdiction of               (IRS Employer
      incorporation or organization)                Identification No.)

      P.O. Box 600, New Hampton, NY                        10958
      --------------------------------------        --------------------
      (Address of Principal Executive Offices)           (Zip Code)

                   Second Amended and Restated 1999 Stock Plan
         --------------------------------------------------------------
                            (Full title of the plan)

          Dino A. Rossi, Chairman, President & Chief Executive Officer
            Balchem Corporation, P.O. Box 600, New Hampton, NY 10958
                                 (845) 326-5600
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                          Copy to: Gary J. Simon, Esq.
    Hughes Hubbard & Reed LLP, 1 Battery Park Plaza, New York, NY 10004-1482
                                 (212) 837-6770

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [_]                                                 Accelerated filer [X]
Non-accelerated filer [_]  (Do not check if a smaller reporting company)    Smaller reporting company [_]

                                   CALCULATION OF REGISTRATION FEE

     Title of
    Securities             Amount          Proposed Maximum         Proposed          Amount of
      to be                 to be           Offering Price      Maximum Aggregate    Registration
    Registered         Registered (1)        Per Share (2)     Offering Price (2)        Fee
--------------------------------------------------------------------------------------------------
  Common Stock,
    par value         4,000,000 shares          $21.88             $87,520,000          $3,459
$.06 2/3 per share
--------------------------------------------------------------------------------------------------
                                                                 (see footnotes on following page)

FOOTNOTES
---------

(1) This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to stock splits, stock dividends, or similar transactions. Shares issuable under the Plan that is the subject of this Registration Statement were previously registered on Form S-8 (No. 333-78335 filed May 13, 1999 and No. 333-118292 filed August 17, 2004), in each case as adjusted for stock splits.

(2) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The fee is based on a price of $21.88 which is the average of the high and low sales prices of the Common Stock on November 21, 2008 as quoted on the Nasdaq Global Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference
           ---------------------------------------

                  The following documents filed by Balchem Corporation (the "Company") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2007;

                  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008;

                  (c) The Company's Current Reports on Form 8-K filed on January 3, 2008 and June 17, 2008; and

                  (d) The description of the Company's Common Stock contained in the Company's registration statements therefor and subsequent amendments thereof.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

                  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.


Item 4.    Description of Securities
           -------------------------

                  Not applicable.

Item 5.    Interests of Named Experts and Counsel
           --------------------------------------

                  Matthew D. Houston, General Counsel and Secretary of the Company, has rendered an opinion as to the legality of the securities being registered hereby. Mr. Houston is an employee of the Company, participates in certain of the Company's benefit plans, and is eligible to be granted awards with respect to the securities being registered hereby. He owns shares of the Company's common stock and holds options to purchase shares of the Company's common stock.


Item 6.    Indemnification of Directors and Officers
           -----------------------------------------

                  The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation and its stockholders for money damages except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit actually received, (ii) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding, or (iii) in respect of certain other actions not applicable to the Company. The Company's Articles of Incorporation limits the liability of directors and officers to the fullest extent permitted by the Maryland law.

                  The Maryland General Corporation Law also authorizes Maryland corporations to indemnify present and past directors and officers of the corporation or of another corporation for which they serve at the request of the corporation against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in respect of which the director or officer is adjudged to be liable to the corporation) in which they are made parties by reason of being or having been directors or officers, unless it is proved that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Maryland General Corporation Law also provides that, unless limited by the corporation's charter, a corporation shall indemnify present and past directors and officers of the corporation who are successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against reasonable expenses (including attorneys' fees) incurred in connection with the proceeding. The Company's Articles of Incorporation do not limit the extent of this indemnity.

                  Article XI of the Company's Bylaws provides as follows:

                  "INDEMNITY OF OFFICERS AND DIRECTORS. The corporation shall indemnify and hold harmless each of its directors and officers against any and all expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding to which such director or officer is made a party by reason of his being, or having been, a director or officer of the corporation, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct in the performance of his duties as such director or officer. In the event of settlement of such action, suit or proceeding in the absence of such adjudication, indemnification shall include reimbursement of amounts paid in settlement and expenses actually and necessarily incurred by such director or officer in connection therewith, but such indemnification shall be provided only if this corporation is advised by its counsel that in his opinion such settlement is for the best interests of this corporation and the director or officer to be indemnified has not been guilty of gross negligence or misconduct in respect of any matter covered by such settlement. Such right of indemnification shall not be deemed exclusive of any other right, or rights, to which such director or officer may be entitled under any agreement, vote of shareholders or otherwise."

                  The Company's directors and officers are covered by certain insurance policies maintained by the Company.


Item 7.    Exemption from Registration Claimed
           -----------------------------------

                  Not applicable.


Item 8.    Exhibits
           --------

                  See Exhibit Index.


Item 9.    Undertakings
           ------------

    (a)    The Company hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hampton, State of New York, on this 24th day of November, 2008.

                                       BALCHEM CORPORATION



                                       By:    /s/ Dino A. Rossi
                                              ----------------------------------
                                              Dino A. Rossi
                                              Chairman, President & CEO



                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 24th day of November, 2008.


Signature                              Capacity
---------                              --------



              *                        Chairman, President and Chief Executive
--------------------------------       Officer and Director (Principal Executive
        Dino A. Rossi                  Officer)



              *                        Chief Financial Officer (Principal
--------------------------------       Financial and Accounting Officer)
   Francis J. Fitzpatrick



              *                        Director
--------------------------------
     Edward L. McMillan



             *                         Director
--------------------------------
     Kenneth P. Mitchell

Signature                              Capacity
---------                              --------


              *                        Director
--------------------------------
      Perry W. Premdas



              *                        Director
--------------------------------
     John Y. Televantos



              *                        Director
--------------------------------
      Elaine R. Wedral





*   By:  /s/ Dino A. Rossi
        ------------------------
        as authorized by Power of
        Attorney filed as Exhibit 24.1
        to this Registration Statement

                                  EXHIBIT INDEX
                                  -------------

Number   Description                       Method of Filing
------   -----------                       ----------------

4.1      Composite Articles of             Filed as Exhibit 3.1 to the Company's
         Incorporation of the Company      Annual Report on Form 10-K for the
                                           year ended December 31, 2005

4.2      Amendment to Articles of          Filed as Exhibit A to the Company's
         Incorporation of the Company      Definitive Proxy Statement for its
                                           2008 Annual Meeting of
                                           Stockholders, filed April 25, 2008

4.3      Composite Bylaws of the           Filed as Exhibit 3.2 to the Company's
         Company                           Current Report on Form 8-K filed
                                           January 3, 2008

4.4      Second Amended and Restated       Filed as Exhibit B to the Company's
         1999 Stock Plan                   Definitive Proxy Statement for its
                                           2008 Annual Meeting of
                                           Stockholders, filed April 25, 2008

5.1      Opinion of Matthew D. Houston     Filed herewith

23.1     Consent of Independent            Filed herewith
         Registered Public Accounting
         Firm

23.2     Consent of Counsel                Contained in Exhibit 5.1

24.1     Power of Attorney                 Filed herewith